UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GLOBECOMM SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(4)	Date Filed:

The following letter was mailed to the Globecomm stockholders on or about November 8, 2013.

November 8, 2013

Dear Globecomm Stockholder:

On October 23, 2013, Globecomm sent you proxy materials in connection with its upcoming special meeting of stockholders of Globecomm Systems Inc. to, among other matters, vote on the proposal to adopt the merger agreement among Globecomm and Wasserstein Cosmos Co-Invest, L.P., an entity formed by Wasserstein & Co., LP for the sole purpose of entering into the merger agreement. According to our latest records, your proxy vote for this meeting has not been received.

Your vote is very important, regardless of the number of shares you own. Time is short — please vote your proxy by the Internet, telephone, or mail today. We encourage you to vote over the Internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.

•	The Board of Directors recommends that you vote FOR the proposal to adopt the merger agreement.
•	If you do not vote, it will have the same effect as a vote AGAINST the adoption of the merger agreement.
•	If the merger agreement is not adopted by the Company’s stockholders, or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares pursuant to the merger agreement.

The special meeting will be held on Friday, November 22, 2013. To be sure your vote is counted in time, please take a brief moment to cast your vote today via the Internet, telephone, or by signing, dating and returning the enclosed proxy card and/or voting instruction form. Certain stockholders will receive multiple proxy materials. It is important you vote each proxy card and/or voting instruction form.

Follow the instructions on the enclosed voting instruction form to vote your shares by the Internet, telephone, or by mail. Remember, your broker cannot vote your shares unless you instruct them to do so, and a failure to vote on the proposal to adopt the merger agreement is the same as a vote AGAINST the adoption of the merger agreement.

If you have any questions relating to this stockholder meeting or you need any assisting in voting, you may call MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885 (from the U.S. or Canada) or at (212) 929-5500 (collect).

Our Board of Directors and management appreciate your continuing support of the Company, and we urge you to support this transaction.

Sincerely,

David E. Hershberg

Chairman and Chief Executive Officer